UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 27, 2017

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada	1-10351	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 122 – 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

306 / 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 28, 2017, Potash Corporation of Saskatchewan Inc. (the “Company”) sent a notice (the “Notice”) to its officers and other employees, informing them that, in connection with the proposed merger of equals transaction (the “Arrangement”) pursuant to the Arrangement Agreement, dated September 11, 2016, between the Company and Agrium Inc. (“Agrium”), they will be subject to certain trading restrictions with respect to the common shares, no par value, of the Company.

A copy of the Notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

On December 27, 2017, the Company and Agrium announced that they have received clearance from the United States’ Federal Trade Commission and have now obtained all regulatory approvals required to close the Arrangement, which is expected to close effective January 1, 2018 and remains subject to customary closing conditions. A copy of the joint press release announcing the receipt of final regulatory clearance and setting the closing date for the Arrangement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Notice, dated December 28, 2017.

99.2	Joint Press Release, dated December 27, 2017, issued by Potash Corporation of Saskatchewan Inc. and Agrium Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Robert A. Kirkpatrick
Name:	Robert A. Kirkpatrick
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Dated: December 28, 2017